Exhibit 99.2

BED BATH & BEYOND INC. ANNOUNCES BOLD MOVES TO REDEFINE BUSINESS MODEL

Adding to Today’s Strategic Collaboration with Kroger, the Company Launches Digital Marketplace and
Refreshes Leadership Team Focused on New Growth Initiatives

UNION, N.J., Nov. 2, 2021 –Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced the launch of its new digital marketplace to build on the Company’s existing authority in key Home & Baby categories.  The marketplace will expand its assortment of key products from a highly curated selection of third-party brand partners that will be seamlessly integrated into the Bed Bath & Beyond digital platform.

This announcement follows today’s joint press release, in which Bed Bath & Beyond Inc. and The Kroger Co. announced a strategic collaboration to directly offer Kroger customers an extensive selection of the most sought-after goods for the home and baby products carried by Bed Bath & Beyond Inc. through Kroger.com as well as a small-scale physical store pilot at select Kroger Family of Companies stores beginning in 2022.  The multi-category omnichannel collaboration will include popular items – from bedding and storage to baby furniture and gear – from Bed Bath & Beyond and buybuy Baby’s assortment, including the Company’s exclusive Owned Brands as well as national brands.

To further enable the Company’s transformation through these growth partnerships and expanded capabilities, Bed Bath & Beyond is realigning its organizational infrastructure and refreshing its leadership team to support its stronger business model.

President & CEO Mark Tritton said, “On my second anniversary as CEO, I am excited and inspired by the change and momentum we have created in this business as we continue to fortify our competitive positioning and customer acquisition strategy. Marketplace is yet another example of how we continue to redefine our business model.  We are developing new avenues of long-term profitable growth to allow us to organically build on our existing authority in the Home and Baby categories.  We will continue to leverage our market position to drive both customer acquisition and retention.”

As part of the Company’s ongoing redefinition of its business model as it pursues future growth drivers, Anu Gupta has been named Chief Growth Officer.  This newly created position will focus on internal and external growth opportunities.  In her new role, Ms. Gupta will be working cross-functionally to continue managing the Company’s business transformation. She will be responsible for driving growth through the development and incubation of strategic partnerships and management of an increasingly expanding revenue ecosystem, while helping maintain the core business.

Mr. Tritton continued, “With these sales channel expansions, it is necessary to evolve our organizational structure to align with our ongoing transformation.  As part of that evolution, we are thrilled to promote Anu Gupta into an expanded role. As an instrumental driver of our new Kroger collaboration, Anu’s impressive background and business acumen, visionary ideas, and successful tracking of our transformation management will help lead our team into the future.”

Previously, Ms. Gupta served as Bed Bath & Beyond’s Chief Strategy and Transformation Officer since September 2020, leading Bed Bath & Beyond’s comprehensive strategy and transformation program and helping to modernize the Company’s operating model. Prior to Bed Bath and Beyond, Ms. Gupta held senior-level operational roles at Target, private equity firm Hellman & Friedman LLC, and The Michaels Companies, Inc., among others.

Rafeh Masood, the Company’s current Chief Digital Officer & interim Chief Brand Officer, has been named Chief Customer Officer, also a newly created role combining his digital and brand roles. Both appointments are effective immediately and will report to Mark Tritton, Bed Bath & Beyond’s President & CEO.  John Hartmann, Bed Bath & Beyond’s Chief Operating Officer and President of buybuy Baby will be responsible for partnership execution, in addition to his leadership across IT and supply chain.

“Rafeh and John have been influential leaders as we have pivoted our business strategically and operationally as an omnichannel retailer.  Many of the transformational improvements and capabilities across our digital platforms and supply chain have been a result of both Rafeh’s and John’s invaluable leadership and their new and expanded roles will lead to greater synergy between our business roadmap and customer approach.  I am thrilled to see us structuring and driving our business in bold ways through our talent, strategy and execution,” concluded Mr. Tritton.

About Bed Bath & Beyond

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets.  Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, buybuybaby.ca, harmondiscount.com, facevalues.com, and decorist.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 including, but not limited to, the Company’s business plans and future operations, as well as progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with the COVID-19 pandemic and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program and store network optimization strategies; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for the Company’s business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. Except as required by law, the Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

Investors: Susie A. Kim, ir@bedbath.com
Media: Julie Strider media@bedbath.com